Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information contact:
Emily Anderson/Aspect
Office: 617-559-7032
Mobile: 617-515-2000
eanderson@aspectms.com

ASPECT MEDICAL SYSTEMS APPOINTS MICHAEL FALVEY
CHIEF FINANCIAL OFFICER FOLLOWING COMPLETION OF TRANSITION PLAN

-Neal Armstrong retires as CFO and will serve as senior advisor to Aspect—

     Newton, MA – February 11, 2005 –Aspect Medical Systems, Inc. (NASDAQ: ASPM) today announced the appointment of Michael Falvey to chief financial officer (CFO), effective immediately. Falvey succeeds Neal Armstrong as CFO following the completion of a planned nine-month transition period during which Falvey served as vice president of Finance. Armstrong has retired from his role as CFO after more than 8 years of distinguished service at Aspect, and will continue to serve as a senior advisor to the company.

     Falvey joined Aspect in March 2004 and has more than 20 years of financial management experience in financial, technology, biotechnology and medical device companies. In addition to finance, he will lead the human resources, information systems and facilities functions for Aspect.

     “Mike’s knowledge-base and experience have already proven to be a tremendous asset to the organization and I look forward to his continued contributions in his new capacity as CFO,” said Nassib Chamoun, president and CEO of Aspect. “Mike and Neal have worked closely together over the past nine months to ensure a smooth transition and have led the company through many notable achievements.”

     Chamoun continued, “As we officially make this transition, we would like to recognize the numerous contributions that Neal has made as a member of our management team, including leading a highly successful Initial Public Offering in 2000 and culminating with our first profitable year in 2004. We are pleased that we will continue to have the benefit of Neal’s expertise in guiding our investor relations program and as an advisor on financial matters.”

-more-

Aspect Appoints Michael Falvey Chief Financial Officer Following Completion of Transition Plan

About Aspect Medical Systems, Inc.

     Aspect Medical Systems, Inc. (NASDAQ: ASPM) is a global market leader in brain monitoring technology. Aspect’s BIS technology directly measures the effects of anesthetics and sedatives on the brain. The technology has been used to assess more than 10.4 million patients and has been the subject of approximately 1,800 published articles and abstracts. BIS technology is installed in approximately 36 percent of all domestic operating rooms and is available in more than 160 countries. Aspect Medical Systems has OEM agreements with seven leading manufacturers of patient monitoring systems. For more information, visit Aspect’s web site at http://www.aspectmedical.com.

Safe Harbor Statement

Certain statements in this release are forward-looking and may involve risks and uncertainties, including statements concerning the Company’s business. There are a number of important factors that could cause actual results to differ materially from those indicated by these forward-looking statements. These factors include a number of risks facing the Company’s business. For example, the Company may not be able to demonstrate that BIS monitoring can be used effectively during less invasive procedures and the Company may not successfully commercialize its product for this use. There are additional factors that could cause the Company’s actual results to vary from its forward-looking statements, including without limitation those set forth under the heading “Factors Affecting Future Operating Results” in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 2004, as filed with the Securities and Exchange Commission. In addition, any forward-looking statements represent the Company’s views only as of the date of this press release and should not be relied upon as representing the Company’s views as of any subsequent date. While the Company may elect to update forward-looking statements in the future, it specifically disclaims any obligation to do so, even if its expectations change. Therefore, you should not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this press release.

BIS, the BIS logo and Bispectral Index are trademarks of Aspect Medical Systems, Inc. and are registered in the USA, EU and other countries. BISx, Power Link and BIS Ready are trademarks of Aspect Medical Systems, Inc. All other trademarks, service marks and company names are the property of their respective owners.